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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                             ESCO TECHNOLOGIES INC.

                                             STATE OR JURISDICTION OF
                                                 INCORPORATION OR                  NAME UNDER WHICH
NAME                                               ORGANIZATION                    IT DOES BUSINESS
----                                         ------------------------              ----------------
Comtrak Technologies, L.L.C.                       Missouri                            Same

Distribution Control Systems Caribe, Inc.          Puerto Rico                         Same

Distribution Control Systems, Inc.                 Missouri                            Same

ETS-Lindgren, L.P.                                 Texas                               Same and Acoustics Systems

ESCO Electronica De Mexico,                        Mexico                              Same
S.A. de C.V.

ESCO Technologies Holding Inc.                     Delaware                            Same

Euroshield OY                                      Finland                             Same

Filtertek Inc.                                     Delaware                            Same and Tek Packaging
                                                                                       Division

Filtertek BV                                       Netherlands                         Same

Filtertek de Puerto Rico, Inc.                     Delaware                            Same

Filtertek do Brazil Industria E                    Brazil                              Same
Commerico Limitada

Filtertek SA                                       France                              Same

Lindgren R.F. Enclosures, Inc.                     Illinois                            Same and ETS-Lindgren

PTI Advanced Filtration Inc.*                      Delaware                            Same

PTI S.p.A.*                                        Italy                               Same

PTI Technologies Inc.                              Delaware                            Same

PTI Technologies Limited*                          England                             Same

Ray Proof Limited                                  England                             Same

VACCO Industries                                   California                          Same


* THESE SUBSIDIARIES ARE ACCOUNTED FOR AS DISCONTINUED OPERATIONS.